                                                                    EXHIBIT 5.1

                                          January 14, 2005

LEUCADIA NATIONAL CORPORATION
315 Park Avenue South
New York, New York 10010

Ladies and Gentlemen:

    We have acted as counsel to Leucadia National Corporation, a New York corporation (the 'Company'), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (as amended, the 'Registration Statement'), under the Securities Act of 1933, as amended, relating to 2,250,000 common shares, par value $1.00 per share, of the Company (the 'Common Shares') to be sold by the selling shareholder listed in the Prospectus that forms a part of the Registration Statement, as such Prospectus may be amended or supplemented from time to time.

    In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

    In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares have been duly authorized and validly issued, fully paid and non-assessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law).

    The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

    We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption 'Legal Matters' in the prospectus which is a part of the Registration Statement.

                                          Very truly yours,
                                          /s/ Weil, Gotshal & Manges LLP